As filed with the Securities and Exchange Commission on June 21, 1995

Registration No. 33-_________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

KATY INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction
of incorporation or organization)

                          75-1277589
(I.R.S. Employer Identification Number)

6300 S. Syracuse Way, Suite 300
Englewood, Colorado  80111
(Address of Principal Executive Offices)(Zip Code)

KATY INDUSTRIES, INC. NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
(Full title of the plan)

John R. Prann, Jr.
President and Chief Executive Officer
6300 S. Syracuse Way, Suite 300
Englewood, Colorado  80111
Telephone:  (303) 290-9300
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

Bruce L. Rogers, Esq.
Hogan & Hartson L.L.P.
One Tabor Center
1200 Seventeenth Street, Suite 1500
Denver, Colorado  80202

Calculation of Registration Fee
Title of securities to be registered  - Common Stock, par value
$1.00 per share
Amount to be registered - 200,000
Proposed maximum price per share (1) - $8.25
Proposed maximum aggregate offering price (1) - $1,650,000
Amount of registration fee (2) - $568.97

(1) Calculated pursuant to Rule 457(h), based on an assumed price of $8.25 per share, which represents the average of the high and low prices of such securities reported in the consolidated reporting system on June 15, 1995.
(2) Registration fee is calculated on the basis of 1/29 of 1% of the proposed maximum aggregate offering price of $1,650,000.
PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


          Information required by Part I to be contained in the
Section 10(a) prospectus is omitted from this Registration
Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act") and the Note to Part I of Form S-8.


PART II

INFORMATION REQUIREMENT IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

          The following documents filed with the Securities and Exchange Commission are incorporated herein by reference:

               (a)  The Annual Report on Form 10-K of Katy
Industries, Inc. (the "Registrant") for the year ended
December 31, 1994, filed under the Securities Exchange Act of
1934, as amended (the "Exchange Act").

               (b)  All other reports filed pursuant to
Section 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year covered by the Registrant document referred to in (a) above.

          All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities then offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

          Not applicable.

Item 5.  Interests of Named Experts and Counsel.

          Not applicable.

Item 6.  Indemnification of Directors and Officers.

          Section 102(b)(7) of the General Corporation Law of the State of Delaware permits a Delaware corporation to limit the personal liability of its directors in accordance with the provisions set forth therein. The Amended and Restated Certificate of Incorporation of the Registrant provides that the personal liability of its directors shall be limited to the fullest extent permitted by applicable law.

          Section 145 of the General Corporation Law of the
State of Delaware contains provisions permitting Delaware corporations to indemnify directors, officers, employees or agents against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person was or is a director, officer, employee or agent of the corporation provided that (i) such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interest and (ii) in the case of a criminal proceeding such person had no reasonable cause to believe his or her conduct was unlawful. In the case of actions or suits by or in the right of the corporation, no indemnification shall be made in a case in which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall have determined upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses. Indemnification as described above shall only be granted in a specific case upon a determination that indemnification is proper in the circumstances because the indemnified person has met the applicable standard of conduct. Such determination shall be made (a) by a majority of a quorum of directors who were not parties to such proceeding, (b) if such quorum cannot be obtained or if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or (c) by the stockholders of the corporation. The Amended and Restated Certificate of Incorporation and the By-Laws of the Registrant provide for indemnification of its directors and officers to the fullest extent permitted by applicable law.

Item 7.  Exemption from Registration Claimed.

          Not applicable.

Item 8.  Exhibits.

          Reference is made to the Exhibit Index that immediately precedes the exhibits filed with this Registration
Statement.

Item 9.  Undertakings.

          (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i)  To include any prospectus required
by section 10(a)(3) of the Securities Act;

                    (ii) To reflect in the prospectus any
facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                    (iii)     To include any material information
with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3)  To remove from registration by means of
a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan's annual report pursuant to section 15(d) of the Exchange
Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.
In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 21st day of June, 1995.

                              KATY INDUSTRIES, INC.


                              By:  /s/ John R. Prann, Jr.
                                   John R. Prann, Jr.,
                                   President, Chief
                                   Executive Officer and
                                   Chief Operating
                                   Officer


          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John R.
Prann, Jr. and Paul Kurowski, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and as of the date indicated.
Signature
 Title
    Date

/s/ Philip E. Johnson
Philip E. Johnson
    Chairman of the Board
     June 21, 1995
/s/ John R. Prann, Jr.
John R. Prann, Jr.
    President, Chief Executive Officer and Director    June 21, 1995
/s/ Paul Kurowski
Paul Kurowski
     Chief Financial Officer, Treasurer and Secretary
        (Principal Financial and Accounting Officer)   June 21, 1995
/s/ Lutz Raettig
Lutz Raettig
    Director   June 21, 1995
/s/ Jacob Saliba
Jacob Saliba
    Director   June 21, 1995
/s/ Charles W. Sahlman
Charles W. Sahlman
    Director   June 21, 1995
/s/ Wallace E. Carroll, Jr.
Wallace E. Carroll, Jr.
    Director   June 21, 1995
/s/ Arthur R. Miller
Arthur R. Miller
    Director   June 21, 1995
/s/ William F. Andrews
William F. Andrews
    Director   June 21, 1995
/s/ Glenn W. Turcotte
Glenn W. Turcotte
    Director   June 21, 1995
/s/ William H. Murphy
William H. Murphy
     Director  June 21, 1995
/s/ Daniel B. Carroll
Daniel B. Carroll       Director   June 21, 1995
INDEX TO EXHIBITS

Exhibit
Number

Description                Sequentially

                                                 Numbered Page
4.1 Katy Industries, Inc. Non-Employee Director
           Stock Option Plan
5.1 Opinion of Hogan & Hartson L.L.P.
23.1     Consent of Deloitte & Touche LLP
23.2     Consent of Hogan & Hartson L.L.P. - included in Exhibit
5.1
25.1     Powers of Attorney - included in Part II of Registration
          Statement
















     EXHIBIT 4.1


     Katy Industries, Inc.
     Nonemployee Director Stock Option Plan
     THIS DOCUMENT CONSTITUTES PART OF THE PROSPECTUS COVERING
     SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES
     ACT OF 1933.

Contents


                                                      Page

     Article 1.  Establishment, Purpose, and Duration  1
     Article 2.  Definitions                           1
     Article 3.  Administration                        3
     Article 4.  Shares Subject to the Plan            3
     Article 5.  Eligibility and Participation         4
     Article 6.  Nonqualified Stock Options            4
     Article 7.  Amendment, Modification, and
               Termination                                 6
     Article 8.  Miscellaneous                         6




























     Katy Industries, Inc.
     Nonemployee Director Stock Option Plan
     Article 1.  Establishment, Purpose, and Duration
          1.1  Establishment of the Plan.  Katy
     Industries, Inc., a Delaware corporation (the "Company"), hereby establishes an incentive compensation plan to be known as the "Katy Industries, Inc. Nonemployee Director
     Stock Option Plan" (the "Plan"), as set forth in this document. The Plan permits the grant of Nonqualified
     Stock Options, subject to the terms and provisions set forth herein.
          Subject to approval by the Company's
     stockholders, the Plan shall become effective as of June
     1, 1995 (the "Effective Date"), and shall remain in effect as provided in Section 1.3 hereof.
          1.2  Purpose of the Plan.  The purpose of
     the Plan is to promote the achievement of long-term objectives of the Company by linking the personal interests of Nonemployee Directors to those of Company shareholders, and to attract and retain Nonemployee
     Directors of outstanding competence.
          1.3  Duration of the Plan.  The Plan shall
     commence on the Effective Date, and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Article 7 herein, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions.
     However, in no event may an Option be granted under the Plan on or after May 31, 2005.
     Article 2.  Definitions
          Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:
          (a) "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.
          (b) "Board" or "Board of Directors" means the Board of Directors of the Company.
          (c)  "Code" means the Internal Revenue Code of
                    1986, as amended from time to time.
          (d)  "Company" means Katy Industries, Inc., a
                    Delaware corporation.
          (e) "Director" means any individual who is a member of the Board of Directors of the Company.
          (f) "Disability" shall have the meaning ascribed in the Company's governing long-term disability plan or if no plan is then in effect, shall mean the determination by the Board that the physical or mental condition of a Participant renders such Participant unable to carry out the duties and obligations as a Director of the Company; provided, however, that "Disability" shall mean a permanent and total disability, within the meaning of Code
                    Section 22(e)(3) if required, to satisfy the "formula plan exception" under Rule 16b-3(c)(2)(i)(A)
                     of Section 16 of the Exchange Act.

          (g) "Employee" means any nonunion employee of the Company or of the Company's Subsidiaries. For purposes of the Plan, an individual whose only employment relationship with the Company is as a Director or Chairman of the Board, shall not be deemed to be an Employee.
          (h)  "Exchange Act" means the Securities Exchange
                    Act of 1934, as amended from time to time, or any successor Act thereto.
          (i) "Fair Market Value" shall be determined on the basis of the closing sale price on the principal securities exchange on which the Shares are publicly traded or, if there is no such sale on the relevant date, then on the last previous day on which a sale was reported.
          (j) "Nonemployee Director" means an individual who is a member of the Board of Directors of the Company, but who is not an Employee of the Company or a participant in the Company's Long-Term Incentive Plan.
          (k)  "Nonqualified Stock Option," "NQSO," or
                    "Option" means an option to purchase Shares, granted under Article 6 herein.
          (l) "Option Agreement" means an agreement entered into by and between the Company and a Nonemployee Director, setting forth the terms and provisions applicable to an Option granted under the Plan.
          (m) "Option Price" means the price at which a Share may be purchased pursuant to an Option.
          (n) "Participant" means a Nonemployee Director of the Company who has an outstanding Option granted under the Plan.
          (o) "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in
                    Section 13(d).
          (p) "Shares" means the shares of Common Stock of the Company.
          (q)  "Subsidiary" means any corporation,
                    partnership, joint venture, affiliate, or other entity on which the Company has a majority voting interest.
     Article 3.  Administration
          3.1  The Board of Directors.  The Plan shall
     be administered by the Board of Directors of the Company, subject to the restrictions set forth in the Plan.
          3.2  Administration by the Board.  The Board
     shall have the full power, discretion, and authority to interpret and administer the Plan in a manner which is consistent with the Plan's provisions. However, in no event shall the Board have the power to determine Plan eligibility, or to determine the number, the value, the vesting period, or the timing of Options to be made under the Plan (all such determinations are automatic pursuant to the provisions of the Plan).
          3.3  Decisions Binding.  All determinations
     and decisions made by the Board pursuant to the provisions of the Plan, and all related orders or resolutions of the Board shall be final, conclusive, and binding on all persons, including the Company, its stockholders, employees, Participants, and their estates and beneficiaries.
     Article 4.  Shares Subject to the Plan
          4.1  Number of Shares.  Subject to
     adjustment as provided in Section 4.3 herein, the total number of Shares available for grant under the Plan may not exceed two hundred thousand (200,000). The grant of an Option shall reduce the Shares available for grant under the Plan by the number of Shares subject to such Option.
          4.2  Lapsed Awards.  If any Option granted
     under the Plan terminates, expires, or lapses for any reason, any Share underlying such Option again shall be available for grant under the Plan at the discretion of the Company. However, in the event that prior to the Option's termination, expiration, or lapse, the holder of the Option at any time received one or more "benefits of ownership" pursuant to such Option (as defined by the Securities and Exchange Commission, pursuant to any rule or interpretation promulgated under Section 16 of the Exchange Act), the Shares subject to such Option shall not be made available for regrant under the Plan.
          4.3  Adjustments in Authorized Shares.  In
     the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, Share combination, or other change in the corporate structure of the Company affecting the Shares, the Board may make such adjustments to outstanding Options as may be determined to be appropriate and equitable by the Board, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that no such adjustment shall be made if the adjustment may cause the Plan to fail to comply with the "formula award" exception for grants of Options to Directors pursuant to Rule 16b-3 under the Exchange
     Act.
     Article 5.  Eligibility and Participation
          5.1  Eligibility.  Persons eligible to
     participate in the Plan are limited to Nonemployee
     Directors who are serving on the Board on the date of each scheduled grant under the Plan.
          5.2  Actual Participation.  All eligible
     Nonemployee Directors shall receive grants of Options pursuant to the terms and provisions set forth in Article
     6 herein.
     Article 6.  Nonqualified Stock Options
          6.1  Grants of Options.  During the time
     period beginning as of the Effective Date and ending May
     31, 2005, and subject to the limitation on the number of Shares subject to the Plan, on the day following each annual meeting of the Company's stockholders, including the annual meeting at which the Plan is approved by stockholders, each Nonemployee Director shall be granted an Option to purchase two thousand (2,000) Shares, effective as of each such day following the annual stockholders' meeting. The specific terms and provisions of such Options shall be incorporated in Award
     Agreements, executed pursuant to Section 6.3 of the Plan.
          6.2  Limitation on Grant of Options.  Other
     than those grants of Options set forth in Section 6.1 herein, no additional Options shall be granted under the Plan.
          6.3  Option Award Agreement.  Each Option
     grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares available for purchase under the Option, and such other provisions as the Board shall determine.
          6.4  Option Price.  The purchase price per
     Share available for purchase under an Option shall equal the Fair Market Value of a Share on the date the Option is granted.
          6.5  Duration of Options.  Each Option shall
     expire on the tenth (10th) anniversary date of its grant.
          6.6  Vesting of Shares Subject to Option.
     Subject to the terms of this Plan, all Options granted under this Plan shall vest one hundred percent (100%) on the date of grant, and shall remain exercisable until the tenth anniversary of their grant date.
          6.7  Termination of Directorship.  All
     Options shall remain exercisable for six (6) months following the date the Director's service on the Board terminates, or until their expiration date, whichever period is shorter.
          In the event of death of a Participant, all Options held by such Participant shall remain exercisable at any time prior to such Option's expiration date, or for one (1) year after the date of death, whichever period is shorter, by such persons that have acquired the Participant's rights under the Option by will or by the laws of descent and distribution.
          In the event of Disability of a Participant, all Options shall remain exercisable at any time prior to such Option's expiration date, or for one (1) year after the effective date of Disability determined by the Board
     (the "Disability Date") whichever period is shorter, by the Participant or such person or persons as shall have been named as the Participant's legal representative or beneficiary.
          6.8  Payment.  Options shall be exercised by
     the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.
          The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent, or (b) by tendering previously acquired Shares having a Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares tendered upon Option exercise have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price), or (c) by a combination of (a) and (b).
          As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant's name, Share certificates in an appropriate amount based upon the number of Shares purchased pursuant to the exercise of the Option.
          6.9  Restrictions on Share Transferability.
     The Board shall impose such restrictions on any Shares acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares; provided, however, that no such restriction shall be imposed if the restriction could result in the failure to comply with the "formula award" exception for grants of Options to Directors pursuant to Rule 16b-3 under the Exchange Act.
          6.10 Nontransferability of Options.  No
     Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all Options granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant, or in the event of Disability, by his or her legal representative if one is appointed.
          6.11 Rights with Respect to Shares.  No
     Participant or beneficiary as applicable, shall have rights as a shareholder with respect to any Shares issuable pursuant to an Option until the date of issuance of a stock certificate to the Participant or beneficiary, as applicable, for such Shares. Except as provided in
     Section 4.3, no adjustment shall be made for dividends, distributions, or other rights for which a record date is prior to the date such stock certificate is issued.
     Article 7.  Amendment, Modification, and Termination
          7.1  Amendment, Modification, and
     Termination.  Subject to the terms set forth in this
     Section 7.1, the Board may terminate, amend, or modify the Plan at any time and from time to time; provided, however, that the provisions set forth in the Plan regarding the amount of securities to be awarded to Directors, the price of securities awarded to Directors, and the timing of Option grants to Directors, may not be amended more than once within any six (6) month period, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974 as amended from time to time, or the rules thereunder.
          Without the approval of the stockholders of the Company (as may be required by the Code, by the insider trading rules of Section 16 of the Exchange Act, by any national securities exchange or system on which the Shares are then listed or reported, or by a regulatory body having jurisdiction with respect hereto) no such termination, amendment, or modification may:
          (a) Increase the total number or value of Shares which may be available for grants of Options under the Plan, except as provided in Section
                    4.3 herein; or
          (b)  Change the class of Participants eligible to
                    participate in the Plan; or
          (c)  Materially increase the cost of the Plan, or
                    materially increase the benefits accruing to Participants.
          7.2  Awards Previously Granted.  Unless
     required by law, no termination, amendment, or modification of the Plan shall in any material manner adversely affect any Option previously granted under the Plan, without the written consent of the Participant holding the Option.
     Article 8.  Miscellaneous
          8.1  Gender and Number.  Except where
     otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.
          8.2  Severability.  In the event any
     provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
          8.3  Beneficiary Designation.  Each
     Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in the event of his or her death (and/or who may exercise the Participant's vested Options following his or her death). Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Board, and will be effective only when filed by the Participant in writing with the Board during his or her lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate (and, subject to the terms and provisions of the Plan, any unexercised vested Options may be exercised by the administrator or executor of the Participant's estate).
          8.4  No Right of Nomination.  Nothing in the
     Plan shall be deemed to create any obligation on the part of the Board to nominate any Director for reelection by the Company's shareholders.
          8.5  Shares Available.  The Shares made
     available pursuant to Options under the Plan may be either authorized but unissued Shares, or Shares which have been or may be reacquired by the Company, as determined from time to time by the Board.
          8.6  Successors.  All obligations of the
     Company under the Plan with respect to Options granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
          8.7  Requirements of Law.  The granting of
     Options under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
          8.8  Shareholder Approval and Adoption.  The
     Plan shall be submitted to the shareholders of the Company for their approval and adoption at the 1995
     Annual Meeting of Stockholders. The Plan shall not be effective and no Option shall be granted hereunder unless and until the Plan has been so approved and adopted.
          8.9  Governing Law.  To the extent not
     preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the state of Delaware, without giving effect to any choice or conflict of law provision or rule.


     HOGAN & HARTSON
L.L.P.


ONE TABOR CENTER
1200 SEVENTEENTH STREET, SUITE 1500
DENVER, COLORADO  80202
TEL (303) 899-7300
FAX (303) 899-7333

June 21, 1995


Katy Industries, Inc.
6300 S. Syracuse Way, Suite 300
Englewood, Colorado  80111

          Re:  Registration Statement on Form S-8

Dear Gentlemen:

          We have acted as special counsel to Katy
Industries, Inc., a Delaware corporation (the "Company") in connection with the preparation of the Form S-8
Registration Statement of the Company filed with the Securities and Exchange Commission (the "Registration
Statement"), with respect to the registration of 200,000 shares of the Company's Common Stock, $1.00 par value per share (the "Shares") issuable pursuant to the Katy
Industries, Inc. Non-Employee Director Stock Option Plan
(the "Plan").
          In connection with this opinion, we have made such inquiries, examined such documents and corporate records and relied upon such certificates of officers of the Company and public officials as we have considered necessary or appropriate for purposes of giving the opinions hereinafter set forth. We have assumed the genuineness and authenticity of all signatures on original documents, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof.
          On the basis of the foregoing and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that, assuming the Registration Statement shall have become effective pursuant to the provisions of the Securities Act of 1933, as amended, the Shares being offered under the Plan have been duly authorized and, when duly issued in accordance with the Registration Statement and the terms of the Plan and any agreement, resolution or other instrument governing such issuance, the Shares so issued will be validly issued, fully paid and nonassessable.

     We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the dae of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

     We hereby consent to the filing of this opinion letter as Exhibit
5.1 to the Registration Statement.

                              Very truly yours,



                              Hogan & Hartson

BLR/sbo

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement on Form S-8 of Katy Industries, Inc.
of our reports dated February 24, 1995 (March 14, 1995 as to Note 15) appearing in the Annual Report on Form 10-K of Katy Industries, Inc. for the year ended December 31, 1994.





DELOITTE & TOUCHE LLP
Chicago, Illinois
June 21, 1995